Exhibit 99.01

NuStar Energy L.P. Reports 25% Increase in Net Income

Third Quarter 2018 Distributable Cash Flow Available to Common Limited Partners Increases 32%

Pending Sale of European Assets to Accelerate Improvement of Debt Metrics

2018 Permian Crude System Exit Rate Remains on Pace for 360,000 to 380,000 Barrels Per Day

Long-Term Agreement with Trafigura to Transport WTI on NuStar’s South Texas Crude System to NuStar’s Corpus Christi North Beach Export Terminal for Storage and Dock Services

SAN ANTONIO, November 5, 2018 - NuStar Energy L.P. (NYSE: NS) today announced net income of $48 million for the third quarter of 2018, up 25% from $39 million in the third quarter of 2017. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $172 million, up $16 million or 10% from $156 million for the third quarter 2017.

The earnings per unit (EPU) for the third quarter were a net loss of $3.49 per common unit, due to a one-time, non-cash charge of $377.1 million related to the recent completion of the simplification transaction, which merged NuStar GP Holdings, LLC and NuStar Energy. This non-cash charge did not impact net income, EBITDA or distributable cash flow (DCF). Excluding this charge from the calculation of EPU, third quarter adjusted earnings per common unit were $0.13.

DCF available to common limited partners was $88 million for the third quarter of 2018, up $22 million or 32% compared to $67 million in the third quarter of 2017. The distribution coverage ratio to the common limited partners was 1.38 times for the third quarter and 1.42 times for the nine months ended September 30, 2018.

“Our strong third quarter 2018 results were primarily driven by continued volume ramp on our Permian Crude System, as well as a significant contribution from our East Pipeline System due to our acquisition of the assets in Council Bluffs, Iowa from CHS earlier this year,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P.

Pending Sale of European Assets to Accelerate Improvement of Debt Metrics
“As we announced last week, we have signed an agreement to sell our UK/European assets for $270 million, for a multiple well in excess of our 10 times multiple target. It is important to note that while the sale of these assets will significantly reduce our debt coverage ratio, it will have almost no impact on our DCF and it will also allow us to utilize the proceeds from the sale of a 10 times plus asset to invest in high-return projects, in many cases at less than a 5 times multiple,” Barron said.

“We expect to close on that sale this quarter, and by using these sales proceeds to pay down debt, we expect to improve our projected year-end 2018 debt leverage metric from the 4.7 times we projected earlier this year, down to around 4.2 times.”

2018 Permian Crude System Exit Rate Remains on Pace for 360,000 to 380,000 Barrels Per Day
“We continue to be pleased with the performance and growth of our Permian Crude System,” Barron said.

“Our November nominations are 355,000 BPD, and we continue to expect to exit 2018 with throughput of approximately 360,000 to 380,000 BPD, an impressive increase over our 2017 exit rate of 200,000 BPD.”

Long-Term Agreement with Trafigura to Connect South Texas Crude System to Cactus II Pipeline
We also recently reached an agreement with Trafigura on a project to:

•	Connect NuStar’s South Texas Crude System with the Cactus II Pipeline near Oakville to transport WTI barrels on NuStar’s existing 16” pipeline to NuStar’s Corpus Christi North Beach terminal (CCNB).

•	Construct a new 8-mile 30” pipeline to transport WTI barrels from a new connection in Taft, Texas to the CCNB terminal.

•	Construct 600,000 barrels of storage at the CCNB terminal, bringing total capacity from 3.3 MM to 3.9 MM barrels, 1.6 MM barrels of which Trafigura has agreed to lease.

“We expect to begin transporting barrels for Trafigura on the 16” pipeline as soon as next summer, and we are very excited about this mutually beneficial opportunity to participate in the Permian Basin’s growth,” Barron said.

-More-

“I am very pleased with our third quarter results, as they reflect the positive impact of the hard work we have done this year to create a more simplified corporate structure, which provides even greater transparency in our governance, eliminate the Incentive Distribution Rights, strengthen our coverage, minimize equity needs and lower leverage.

“Because of these efforts, NuStar is positioned to participate in the burgeoning opportunities that the Permian Basin’s production growth is driving, within the basin and further afield, for MLPs with world-class assets in the right locations. Our new export project for Trafigura exemplifies this strength,” Barron concluded.

Conference Call Details
A conference call with management is scheduled for 9:00 a.m. CT today, November 5, 2018, to discuss the financial and operational results for the third quarter of 2018. The conference call may be accessed by dialing toll-free 844/889-7787, reservation passcode 8547677. International callers may access the conference call by dialing 661/378-9931, reservation passcode 8547677. The Partnership intends to have a playback available following the conference call, which may be accessed by dialing toll-free 855/859-2056, reservation passcode 8547677. International callers may access the playback by dialing 404/537-3406, reservation passcode 8547677. The playback will be available until 11:30 a.m. CT on December 5, 2018.

Investors interested in listening to the live presentation or a replay via the internet may access the presentation directly at https://edge.media-server.com/m6/p/mc9n88de or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has more than 9,700 miles of pipeline and 82 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids. The partnership’s combined system has more than 97 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2017 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Statement of Income Data:
Revenues:
Service revenues	$314,512	$295,102	$908,056	$845,264
Product sales	175,851	145,464	544,392	518,220
Total revenues	490,363	440,566	1,452,448	1,363,484
Costs and expenses:
Costs associated with service revenues:
Operating expenses (excluding depreciation and amortization expense)	124,451	116,590	365,007	334,016
Depreciation and amortization expense	73,424	66,989	216,934	187,062
Total costs associated with service revenues	197,875	183,579	581,941	521,078
Cost of product sales	167,118	138,078	514,695	490,363
General and administrative expenses	27,817	25,003	75,572	83,202
Other depreciation and amortization expense	2,276	2,189	6,645	6,581
Total costs and expenses	395,086	348,849	1,178,853	1,101,224
Operating income	95,277	91,717	273,595	262,260
Interest expense, net	(44,825)	(45,256)	(141,533)	(127,282)
Other income (expense), net	920	(5,126)	82,084	(4,898)
Income before income tax expense	51,372	41,335	214,146	130,080
Income tax expense	3,236	2,743	10,478	7,298
Net income	$48,136	$38,592	$203,668	$122,782

Basic net (loss) income per common unit (Note 2)	$(3.49)	$0.15	$(2.50)	$0.65
Basic weighted-average common units outstanding	104,264,796	93,031,320	96,920,202	87,392,597

Other Data (Note 1):
EBITDA	$171,897	$155,769	$579,258	$451,005
DCF available to common limited partners	$88,486	$66,974	$262,275	$216,183

	September 30,		December 31,
	2018	2017	2017
Balance Sheet Data:
Total debt	$3,387,352	$3,650,606	$3,648,059
Partners’ equity and series D preferred units	$2,906,726	$2,419,862	$2,480,089

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Pipeline:
Refined products and ammonia pipelines throughput (barrels/day)	567,320	527,148	555,113	524,277
Crude oil pipelines throughput (barrels/day):	914,450	679,721	848,892	549,898
Total throughput (barrels/day)	1,481,770	1,206,869	1,404,005	1,074,175
Throughput and other revenues	$162,843	$137,426	$449,909	$385,406
Operating expenses	47,032	41,463	138,079	114,734
Depreciation and amortization expense	38,790	34,844	114,036	91,657
Segment operating income	$77,021	$61,119	$197,794	$179,015
Storage:
Throughput (barrels/day)	335,118	294,544	336,957	315,616
Throughput terminal revenues	$21,143	$21,120	$61,300	$63,932
Storage terminal revenues	132,987	136,951	405,608	400,129
Total revenues	154,130	158,071	466,908	464,061
Operating expenses	73,037	66,603	217,106	199,525
Depreciation and amortization expense	34,634	32,145	102,898	95,405
Segment operating income	$46,459	$59,323	$146,904	$169,131
Fuels Marketing:
Product sales and other revenue	$175,109	$147,463	$541,430	$524,083
Cost of product sales	168,710	140,110	520,111	497,722
Gross margin	6,399	7,353	21,319	26,361
Operating expenses	4,509	8,885	10,205	22,464
Segment operating income (loss)	$1,890	$(1,532)	$11,114	$3,897
Consolidation and Intersegment Eliminations:
Revenues	$(1,719)	$(2,394)	$(5,799)	$(10,066)
Cost of product sales	(1,592)	(2,032)	(5,416)	(7,359)
Operating expenses	(127)	(361)	(383)	(2,707)
Total	$—	$(1)	$—	$—
Consolidated Information:
Revenues	$490,363	$440,566	$1,452,448	$1,363,484
Costs associated with service revenues:
Operating expenses	124,451	116,590	365,007	334,016
Depreciation and amortization expense	73,424	66,989	216,934	187,062
Total costs associated with service revenues	197,875	183,579	581,941	521,078
Cost of product sales	167,118	138,078	514,695	490,363
Segment operating income	125,370	118,909	355,812	352,043
General and administrative expenses	27,817	25,003	75,572	83,202
Other depreciation and amortization expense	2,276	2,189	6,645	6,581
Consolidated operating income	$95,277	$91,717	$273,595	$262,260

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)

Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as one of the factors in its compensation determinations. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of EBITDA, DCF and distribution coverage ratio:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$48,136	$38,592	$203,668	$122,782
Interest expense, net	44,825	45,256	141,533	127,282
Income tax expense	3,236	2,743	10,478	7,298
Depreciation and amortization expense	75,700	69,178	223,579	193,643
EBITDA	171,897	155,769	579,258	451,005
Interest expense, net	(44,825)	(45,256)	(141,533)	(127,282)
Reliability capital expenditures	(17,268)	(14,798)	(59,063)	(30,200)
Income tax expense	(3,236)	(2,743)	(10,478)	(7,298)
Mark-to-market impact of hedge transactions (a)	(14)	497	(245)	(2,652)
Long-term incentive equity awards (b)	2,638	1,622	5,758	5,328
Preferred unit distributions	(29,881)	(12,153)	(62,116)	(26,916)
Insurance gain adjustment (c)	6,289	—	(49,464)	—
Other items	2,886	(2,750)	1,299	(4,119)
DCF	$88,486	$80,188	$263,416	$257,866
Less DCF available to general partner	—	13,214	1,141	41,683
DCF available to common limited partners	$88,486	$66,974	$262,275	$216,183

Distributions applicable to common limited partners	$64,248	$101,870	$184,369	$305,652
Distribution coverage ratio (d)	1.38x	0.66x	1.42x	0.71x

(a)
DCF excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF when the contracts are settled.

(b)
We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)
For the three and nine months ended September 30, 2018, DCF includes an adjustment for insurance proceeds received in the first quarter related to hurricane damage at our St. Eustatius terminal. Each quarter, we add an amount to DCF to offset the amount of reliability capital expenditures incurred related to hurricane damage.

(d)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Unit, Per Unit and Ratio Data)

Note 2: For the three and nine months ended September 30, 2018, basic net loss per common unit includes a one-time, non-cash charge of $377.1 million associated with our July 2018 merger with our general partner. This charge does not affect net income, EBITDA or DCF. The following table details our calculation of basic and adjusted basic net (loss) income per common unit:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018

Net income	$48,136	$203,668
Less: net income applicable to preferred limited partners and general partner	33,912	67,310
Less: non-cash charge associated with the merger with our general partner	377,079	377,079
Less: other	473	1,398
Net loss applicable to common limited partners	$(363,328)	$(242,119)

Basic weighted-average common units outstanding	104,264,796	96,920,202

Basic net loss per common unit	$(3.49)	$(2.50)
Plus: non-cash charge associated with the merger with our general partner	3.62	3.89
Adjusted basic net income per common unit	$0.13	$1.39

Note 3: The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement):

Projected for the Year Ended December 31, 2018
Net income	$ 180,000 - 215,000
Interest expense, net	185,000 - 190,000
Income tax expense	10,000 - 15,000
Depreciation and amortization expense	295,000 - 300,000
EBITDA	670,000 - 720,000
Other income (a)	(30,000) - (40,000)
Equity awards (b)	5,000 - 10,000
Pro forma effect of dispositions (c)	(20,000) - (25,000)
Material project adjustments and other items (d)	10,000 - 20,000
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$ 635,000 - 685,000

Total consolidated debt	$ 3,100,000 - 3,300,000
NuStar Logistics' floating rate subordinated notes	(402,500)
Proceeds held in escrow associated with the Gulf Opportunity Zone Revenue Bonds	(41,500)
Consolidated Debt, as defined in the Revolving Credit Agreement	$ 2,656,000 - 2,856,000

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	4.2x
(a) Other income is excluded for purposes of calculating Consolidated EBITDA, as defined in the Revolving Credit Agreement.
(b) This adjustment represents the non-cash expense related to the vestings of equity-based awards with the issuance of our common units.

(c)	This adjustment represents the pro forma effects of the expected sale of our European assets as if we had completed the sale on January 1, 2018.
(d) This adjustment represents the percentage of the projected Consolidated EBITDA attributable to any Material Project and other noncash items, as defined in the Revolving Credit Agreement.